As filed with the Securities and Exchange Commission on March 2, 2022

Registration No. 333-262754

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3199071
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

520 Broad Street

Newark, NJ 07102

(212) 658-1450

(Address, including zip code; telephone number, including area code of registrant’s principal executive offices)

 William Conkling

Chief Executive Officer

Rafael Holdings, Inc.

520 Broad Street

Newark, NJ 07102

(212) 658-1450

(Name, address, including zip code; telephone number, including area code of agent for service)

Copies to:

Dov T. Schwell, Esq.

Schwell Wimpfheimer & Associates LLP

37 W. 39th Street, Suite 505

New York, NY 10018

(646) 328-0795

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities to be offered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-262754) is filed solely for the purpose of amending and restating the “Incorporation of Certain Documents by Reference” section of the Registration Statement on Form S-3 (File No. 333-262754) to include the Company’s Form 10-Q/A for the quarter ended October 31, 2021 (the “10-Q/A”) and the Company’s Form 8-K both filed with the Commission on February 28, 2022.

On February 28, 2022, the Company’s management and the audit committee of the Company’s board of directors concluded that the Company’s previously issued unaudited consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the three-month period ended October 31, 2021, filed with the SEC on December 15, 2021, should be restated to correct the allocation of losses attributable to the noncontrolling interests and to correct the calculation of weighted average shares outstanding to exclude nonvested restricted stock.

As a result, the Company filed the Form 10-Q/A restating the unaudited consolidated interim financial statements for the three-month period ended October 31, 2021 and disclosing that on February 28, 2022, the Company’s management concluded that material weaknesses in internal control over financial reporting related to the accounting for non-controlling interests and earnings per share existed and that the disclosure controls and procedures were not effective as of October 31, 2021.

Except as described above, there have been no other material changes to the Registration Statement on Form S-3 (File No. 333-262754).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the following documents, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended July 31, 2021 filed with the Commission on October 18, 2021;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended October 31, 2021 filed with the Commission on December 15, 2021 and on Form 10-Q/A for the quarter ended October 31, 2021 filed with the Commission on February 28, 2022;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on August 10, 2021, August 24, 2021, September 14, 2021, September 24, 2021, October 5, 2021, October 18, 2021, October 28, 2021, November 22, 2021, December 15, 2021, January 21, 2022, February 2, 2022 and February 28, 2022;

(d)	The Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on November 24, 2021; and

(e)	Description of our Class B common stock set forth under Item 11 in Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form 10, filed with the SEC on March 26, 2018, and contained in Exhibit 4.2 to our Annual Report on 10-K filed with SEC on October 18, 2021, including any amendment or report filed for the purpose of updating such information.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Rafael Holdings, Inc., 520 Broad Street, Newark, New Jersey 07102, Attn: Investor Relations, or you may call us at (212) 658-1450.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Newark, State of New Jersey, on March 2, 2022.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
William Conkling
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and as of March 2, 2022.

Signature	Titles

*	Chairman of the Board of Directors
Howard S. Jonas

/s/ William Conkling	Chief Executive Officer
William Conkling	(Principal Executive Officer)

/s/ Patrick Fabbio	Chief Financial Officer
Patrick Fabbio	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Stephen Greenberg

*	Director
Rachel Jonas

*	Director
Shannon Klinger

*	Director
Ameet Mallik

*	Director
Mark McCamish

*	Director
Dr. Boris C. Pasche

*	Director
Dr. Michael J. Weiss

* By:	/s/ Joyce J. Mason
Joyce J. Mason, Attorney-in-fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Rafael Holdings, Inc.(1)

3.2	Amended and Restated By-laws of Rafael Holdings, Inc.(2)

** 5.1	Opinion of Schwell Wimpfheimer & Associates LLP.

10.1	Securities Purchase Agreement, dated August 19, 2021, by and among Rafael Holdings, Inc. and the Investors named therein. (3)

10.2	Registration Rights Agreement, dated August 19, 2021, by and among Rafael Holdings, Inc. and the Investors named therein(3)

** 23.1	Consent for Schwell, Wimpfheimer & Associates is included in its opinion in Exhibit 5.1.

* 23.2	Consent of CohnReznick LLP

**24.1	Power of Attorney (included on signature page of this registration statement).

** 107	Filing Fee Table

*	Filed herewith
**	Previously filed

(1) Incorporated by reference to Form 10-12G/A, filed March 26, 2018.

(2) Incorporated by reference to Form 8-K, filed September 26, 2019.

(3) Incorporate by reference to Form 8-K, filed August 24, 2021.

4